                               AGENCY TRADING AGREEMENT



     This Agreement is made and entered into this 15th day of July, 1997 by and between Financial Administrative Services Corporation ("FASCorp"), a Colorado corporation having its principal office and place of business at 8515 East Orchard Road, Englewood, Colorado, 80111 and Westcore Trust, a Massachusetts Business Trust having its principal office and place of business at 370 17th Street, Suite 2700, Denver, Colorado 80202 ("Fund Company") executing this Agreement, on its own behalf and on behalf of each of the series or classes of shares, if any, listed on Schedule I, as amended from time to time (such series or classes being referred to as the "Fund(s)"), and ALPS Mutual Funds Services, Inc. ("ALPS") a Colorado Corporation having its principal office and place of business at 370 17th Street, Suite 2700 Denver, Colorado, 80202 and Boston Financial Data Services, Inc. ("BFDS") a Massachusetts Corporation having its principal office and place of business at Two Heritage Drive, Quincy, Massachusetts, 02171. Fund Company and ALPS and BFDS are collectively referred to herein as "Fund Company and Fund Affiliates".

     WHEREAS ALPS is the co-administrator for the Funds, the principal underwriter or distributor for the Funds and the bookkeeping and pricing agent for the Funds;

     WHEREAS BFDS performs transfer agency functions for the Funds;

     WHEREAS FASCorp, a third party administrative company, has contractually agreed to provide participant recordkeeping and other administrative services to certain tax qualified employee benefit plans and tax-exempt trusts in which plan assets are held (individually, the "Plan" and collectively, the "Plans");

     WHEREAS the Fund Company and Fund Affiliates wish to have FASCorp perform certain recordkeeping, shareholder communication, and other services for each Fund;

     WHEREAS, the Fund Company desires to have FASCorp serve as the Fund Company's limited agent to receive and transmit orders and instructions and otherwise facilitate the purchase, exchange and redemption of shares of the Funds (the "Shares") on behalf of the Plans through one or more accounts (not to exceed one per Plan) in each Fund (individually, an "Account" and collectively, the "Accounts"), subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows.

1.   APPOINTMENT OF FASCORP

     The Fund Company hereby appoints FASCorp as agent for the limited purpose of accepting orders and instructions with respect to Shares purchased, exchanged or redeemed by the Plans. FASCorp hereto accepts its appointment on the terms and conditions set forth herein.

2.   PRICING INFORMATION

     ALPS will furnish, or cause to be furnished, to FASCorp on each business day that the New York Stock Exchange is open for business ("Business Day") with: (i) net asset value information as of the close of trading on the New York Stock Exchange or as at such other time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading"); and (ii) in the case of Funds the principal purpose of which is the generation of interest income, the daily accrual or interest rate factor (mil rate). ALPS shall use reasonable efforts to provide such information to FASCorp by 7:00 p.m. Eastern Time ("ET") on the same Business Day.

3.   ORDERS FOR PURCHASE, REDEMPTION, OR EXCHANGE

     FASCorp, as agent of the Fund Company, shall (i) receive from, or on behalf of, Participants or Plan Representatives as of the Close of Trading on each Business Day (the "Trade Date") (based solely upon the receipt of orders and instructions from such Participants or Plan Representatives prior to the Close of Trading on any such Business Day) orders and instructions for the purchase, redemption or exchange of Shares held by the Plans, and (ii) upon receipt of any such orders and instructions, communicate to BFDS and transmit to BFDS orders and instructions to purchase, exchange or redeem Shares for specified Accounts. On each business day, FASCorp shall aggregate and calculate the net purchase and redemption amounts for such orders for each Account and communicate such net aggregate amounts to BFDS prior to 9:00 a.m. ET on the Business Day next succeeding the Trade Date. All communications herein shall be by facsimile or other form of written electronic transmission. If provided in the applicable shareholder's account application, dividends, capital gains, and other distributions will be automatically reinvested on payable date at net asset value in accordance with each Fund's then current prospectus.

4.   SETTLEMENT

(a) Purchases. FASCorp or its affiliates will transmit the purchase price of each purchase order to BFDS in accordance with written instructions provided by the Fund Company to FASCorp for the applicable Fund by wire transfer prior to 1:00 p.m. ET, on the next Business Day following the Trade Date. FASCorp agrees that if it fails to (i) wire the purchase price to BFDS before such 1:00 p.m. ET deadline or (ii) provide BFDS with a Federal Funds wire system reference number evidencing the wire transfer of the purchase price to BFDS prior to such 1:00 p.m. ET deadline, it will indemnify and hold harmless the Fund Company and BFDS from any liabilities, costs and damages either may suffer as a result of such failure. The cost associated with any delayed wire is the responsibility of FASCorp.

(b) Redemptions. BFDS will use its best efforts to transmit to FASCorp the proceeds of all redemption orders placed by FASCorp by 1:00 p.m. ET on the Business Day immediately following the Trade Date by wire transfer on that Business Day. Should a Fund need to extend the settlement on a trade, Fund Company will contact FASCorp to discuss the extension. For purposes of determining the length of settlement, the Fund Company agrees to treat the Accounts the same as it treats other direct shareholders of the Funds.
     Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Federal Funds wire system, BFDS shall, on the day the wire is sent, fax such entries to FASCorp or if possible, send via direct or indirect systems access.

     Redemption wires should be sent to:

     ABA #
     Credit to #
     For Further Credit to Account Number

     Fax supplements should be sent to:


5.   PARTICIPANT RECORDKEEPING

     Recordkeeping and other administrative services to a Plan and Plan Participants shall be the responsibility of FASCorp and shall not be the responsibility of BFDS. BFDS will recognize, as determined by FASCorp, each Plan or all Plans, as the case may be, as a single shareholder and as an unallocated account in the Funds, and, in any event, BFDS will not maintain separate accounts for Plan Participants.

6.   FUND INFORMATION

     FASCorp will perform a trade reconciliation to ensure that Plan and Account assets are in balance. FASCorp shall notify BFDS of any differences between the Plan and/or Participant balances maintained by FASCorp and the Account(s) balances maintained by the Fund Company within two (2) Business Days of receipt of the Fund Company's confirmation. FASCorp and BFDS shall determine and take, to the extent applicable, appropriate corrective actions with respect to any such differences. ALPS will notify FASCorp via facsimile or telephonic communication facilities of the record date, the ex-date along with reinvest price and payable date of all Fund distributions (dividends and capital gains).

7.   PROSPECTUS, PROXIES AND RELATED MATERIALS

     ALPS shall provide Fund prospectuses, proxy materials, periodic Fund reports and other similar materials that are required by law to be sent to shareholders, in such quantities and at such times as FASCorp shall reasonably request. FASCorp hereby expressly acknowledges that FASCorp, and not ALPS, shall be responsible for the delivery of any such prospectuses, reports and materials to Plan Participants or Plan Representatives, as the case may be. FASCorp shall promptly deliver any such prospectuses, reports and materials to Plan Participants or Plan Representatives, as the case may be after delivery thereof by ALPS.

     FASCorp will tabulate votes of Plan Shares remitted by the Plan Participants or the Plan Representative, as the case may be. FASCorp will then forward these voting instructions to the Fund Company as directed by the Plan. FASCorp, in its capacity as agent hereunder (and its agents), shall not in any way recommend action in connection with, or interfere with the solicitation of, such proxy votes.

8.   MAINTENANCE OF RECORDS; PLAN INFORMATION; ACCESS

     Each party shall maintain and preserve all records, as required by law, in connection with providing services hereunder and in making Shares available to the Plans.

     Except as otherwise provided hereunder, FASCorp shall provide copies of all records relating to the Plans, Participants and Funds as may reasonably be requested by the Fund Company to enable the Fund Company, the Funds or their representatives to comply with any request of the Fund Company's internal or external auditors, any governmental agency or similar entity, to otherwise enable it to comply with all applicable state or Federal laws or to enable the Fund Company to fulfill its obligations and perform its duties hereunder and under applicable law, regulation and administrative rule or procedure.

     To the extent required under the 1940 Act, and the rules thereunder, FASCorp agrees that records maintained by it hereunder are the property of the Funds and will be preserved, maintained and made available in accordance with the 1940 Act.

     Upon reasonable notice by the Fund Company to FASCorp, FASCorp shall make available during normal business hours such of FASCorp's facilities and premises employed in connection with the performance of FASCorp's duties and responsibilities under this Agreement for reasonable visitation, inspection and auditing by the Fund Company or a Fund, or any person retained by the Fund Company or a Fund for such purposes as may be necessary or desirable to evaluate the quality of the duties and responsibilities performed by FASCorp pursuant hereto. Any costs associated with such visitation, inspection or audit will be borne by the Fund Company.

     This Section 8 shall survive termination of this Agreement.

9.   COMPLIANCE WITH LAWS

     At all times the Fund Company and Fund Affiliates and FASCorp shall comply with all laws, rules and regulations, to the extent applicable, by virtue of entering into this Agreement or otherwise.

10.  REPRESENTATIONS WITH RESPECT TO THE FUNDS

     FASCorp shall not make, nor shall it allow its affiliates to make representations concerning a Fund or Shares, except those contained in (i) the then current prospectus of a Fund, (11) current sales literature created by or on behalf of the Funds, or (iii) current sales literature created by FASCorp which has been submitted to, and approved in writing, by the Funds or their agents prior to the use or distribution of such sales literature by FASCorp, its affiliates or agents.

11.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     FASCorp represents, warrants, and covenants that:

     (a) it has full power and authority under applicable law, the governing Plan documents and from the appropriate Plan Representative(s), and has taken all action necessary, to enter into and perform its obligations and duties under this Agreement, and that by doing so it will not breach or other wise impair any other agreement or understanding with any other person, corporation or other entity; this Agreement constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms; no consent or authorization of, filing with or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performances, validity or enforceability of this Agreement;

     (b) it will timely disclose to Plan Representatives or Plan Participants, as the case may be, the arrangement provided for in this Agreement;

     (c) it is registered, shall register or is exempt from registration as a transfer agent pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended (the "1934 Act") (it being understood by the parties hereto that failure on the part of FASCorp to so register, if not exempt from registration, will constitute a material breach of this Agreement 30 days after the effective date of this Agreement or such earlier date on which such failure constitutes violation of applicable law or regulation); if required under applicable regulations, FASCorp will amend its TA-1 to disclose its appointment hereunder as a limited purpose recordkeeping agent to the Fund Company;

     (d) all purchases, redemptions and exchanges orders and instructions received by it on any Business Day and transmitted to the Fund Company for processing pursuant to this Agreement will have been received and time stamped prior to the Close of Trading on such Business Day;

     (e) all purchases, exchanges and redemptions of Fund shares contemplated by this Agreement shall be effected in accordance with each Fund's then current prospectus;

     (f) it will comply with all applicable state and Federal laws and with the rules and regulations of authorized regulatory agencies thereunder;

     (g) the receipt of any fees by FASCorp directly or indirectly relating to the purchase, exchange or redemption of the Funds has been reviewed by legal counsel to FASCorp and will not constitute a "prohibited transaction" as such term is defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, for which an exemption is not available, and is not otherwise prohibited by any other applicable law, governing instrument or court order; and

     (h) it will promptly notify the Fund Company in the event that it is unable, for any reason, to perform any of its duties or obligations under this Agreement or there is a material failure to comply, with the representation made herein above.

     Each of the Fund Companies and Fund Affiliates represents, warrants, and covenants as to itself only and not jointly that:

     (a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform its duties and obligations under this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity;

     (b) all purchases, exchanges and redemptions of Fund shares contemplated by this Agreement shall be effected in accordance with each Fund's then current prospectus.

     (c) it will comply with all applicable state and Federal laws and with the rules and regulations of authorized regulatory agencies thereunder; and

     (d) it will promptly notify FASCorp in the event that it is unable, for any reason, to perform any of its duties or obligations under this Agreement or there is a material failure to comply with the representations made herein above.

     The Fund Company represents, warrants and covenants as to itself only that the Funds are registered as investment companies under the 1940 Act and Fund Shares are registered under the Securities Act of 1933, as amended.

12.  INDEMNIFICATION

     (a) FASCorp shall indemnify and hold harmless each of the Fund affiliates, the Fund Company and their respective officers, directors, partners, trustees, members, shareholders, employees and agents ("Indemnitees") against any loss, cost, damage, expense, liability or claim including, without limitations, reasonable legal fees and other out-of-pocket costs of defending against any such loss, cost, damage, expense, liability or claim, suffered by all or any of such Indemnitees to the extent arising out of, or relating to, (i) any actual negligent act or omission or act of intentional misconduct by FASCorp or its agents relating to this Agreement or the services rendered hereunder (ii) a material breach of any of the representations, warranties and covenants made hereunder, (iii) the failure to timely and properly transmit orders and instructions to the Fund Company (or its affiliates), (iv) cancellation or subsequent correction of any orders and instructions transmitted to the Fund Company (or its affiliates), or (v) discrepancies between Participant and Plan balances maintained by FASCorp and the Account(s) balances maintained by the Fund Company (or its affiliates) due to errors caused by FASCorp.

     (b) Each of Fund Company and each Fund Affiliate, as to itself only, shall indemnify and hold harmless FASCorp, its affiliates, and their respective officers, directors, partners, trustees, members, shareholders, employees and agents ("Indemnitees") against any loss, cost, damage, expense, liability or claim including, without limitations, reasonable legal fees and other out-of-pocket costs of defending against any such loss, cost, damage, expense, liability or claim, suffered by all or any of such Indemnitees to the extent arising out of, or relating to, (i) its own or its agents' actual negligent act or omission or act of intentional misconduct relating to this Agreement or the services rendered hereunder, or (ii) any material breach of any of its own representations, warranties and covenants made hereunder, or (iii) discrepancies between Participant and Plan balances maintained by FASCorp and the Account(s) balances maintained by the Fund Company (or its affiliates) due to errors caused by the Fund Company (or its affiliates).

13.  FEES AND EXPENSES

     Each party shall bear all expenses incidental to the performance of its duties and obligations under this Agreement. Each Fund shall pay the cost of registration of its Shares with the Securities and Exchange Commission and in any state where required. The cost of preparing and printing prospectuses, proxy materials, periodic Fund reports and other similar materials that are required law to be sent to shareholders generally shall be paid by the applicable Fund, and the cost of distributing such items to Plan Participants or Plan Representatives shall be borne by FASCorp, the Plans or Plan Representatives, as the case may be. FASCorp shall not be entitled to any fee from the Fund Company pursuant to this Agreement.

14.  TERMINATION OF AGREEMENT

     This Agreement may be terminated at any time by any party hereto upon thirty (30) days prior written notice to the other party hereto or upon such shorter notice as is required by law, order or regulatory or self-regulatory authority with jurisdiction over the terminating party or at such time as the parties hereto may agree to in writing.
     Notwithstanding the foregoing, this Agreement may be terminated immediately either (i) upon a material breach by any party hereto not cured within thirty (30) days after notice from another party hereto, or (ii) with respect to a Plan, upon the termination of services by FASCorp to any such Plan. The provisions of Section 12 shall survive any termination of this Agreement.

15.  NOTICE

     Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service, or sent through electronic or telephonic facilities, to the intended recipient thereof at the following address or such other address as one party may give written notice to the other party:

     If to FASCorp, to:

     If to the Fund Company, to:  370 17th Street, Suite 2700,
                                  Denver, Colorado 80202-5627

     If to ALPS, to:  Attn:  Westcore Funds, 370 17th Street,
                             Suite 2700, Denver, Colorado 80202-5627


     If to BFDS, to:  Attn:  Westcore Funds, Two Heritage Drive,
                             Quincy, Massachusetts, 02171

A notice given in accordance with this Section 15 shall be deemed given upon actual receipt by the intended recipient thereof.

16.  CONFIDENTIALITY

     Except as otherwise provided under this Agreement, all notifications, reports, books, records, data and other information supplied by one party to the other in connection with this Agreement (collectively, "Information") shall remain the property of the party supplying such information and, except at otherwise provided hereunder, shall be kept confidential by the other party; provided, however, that copies of any such information may be retained by a party to the extent required by applicable law, court order, or the reasonable internal policies of a party.

     FASCorp and the Fund Company and Fund Affiliates acknowledge and understand the competitive value and confidential nature of internal, non-public financial and business information of the other parties hereto. The parties hereto also understand that the information is to be considered as confidential, proprietary and trade secrets of each other party and its affiliates. Each of FASCorp, the Fund Company and Fund Affiliate agree to use its best efforts (the same being not less than that employed to protect their own confidential and proprietary information) to safeguard such information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. Except as otherwise provided hereunder, neither FASCorp nor the Fund Company or any Fund Affiliate shall, without the prior written approval of an officer of another affected party, directly or indirectly, disclose information to any person or business entity except for a limited number of employees of each party (or their respective affiliates) on a need-to-know basis. Notwithstanding anything in this Agreement to the contrary, the parties hereto (or their respective affiliates) may disclose any such information: (a) as may be legally required by a court or governmental agency or entity: (b) which is or becomes available to the general public through no act of, failure to act by, or fault of, the disclosing party (or its affiliates); (c) which is subsequently disclosed to a party hereto (or its affiliates) on a non-confidential basis by a third party not having a confidential relationship with another party hereto (or its affiliates) which rightfully acquired such information; or (d) as independently developed by a party hereto (or its affiliates).

17.  COMPLETE AGREEMENT

     This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings among the parties with respect to the subject matter hereof, whether oral or written, express or implied.

18.  MODIFICATION AND WAIVER

     This Agreement may be modified or amended, and its terms may be waived, only by a writing signed by each of the parties hereto; provided, however, Exhibit A hereto may be amended in writing, without the need for signatures of the parties hereto, by the fund Company's delivery of an amended Exhibit A to FASCorp at least thirty (30) days in advance of the effective date of any such amended Exhibit A, provided that this Agreement shall immediately cease to apply with respect to any Fund at such time as shares of such Fund are no longer offered to the public (except that this Agreement shall continue to apply with respect to accounts in such Fund created, and to purchases and redemptions of such Fund made prior to cessation of public offering).

     Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision only and shall not constitute a permanent, future waiver of such provision.

19.  COUNTERPARTS

     This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

20.  ASSIGNMENT

     This Agreement shall not be assigned by a party hereto without the prior written consent of the other parties hereto.

21.  HEADINGS

     The headings of this Agreement are for reference only and shall not otherwise affect the interpretation or construction hereof.

22.  NON-EXCLUSIVITY

     Each of the parties hereto acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities. FASCorp further acknowledges that nothing contained herein shall prohibit the Fund Company or any affiliate of either from providing administrative, sub-accounting, trustee, recordkeeping or similar or related services to any employee benefit plan (including a Plan) or from soliciting any such plan or sponsor thereof to enter into any arrangement with the Fund Company or any affiliate of either for such service.

23.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

24.  MASSACHUSETTS BUSINESS TRUST

     The Names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of State Secretary of the Commonwealth of Massachusetts and the principal office of the Company. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first written above.

By:  Westcore Trust


Name: /s/ Jasper Frontz
      ------------------------

Title: Treasurer
       ------------------------

By:  ALPS Mutual Funds Services, Inc.

Name: /s/ James V. Hyatt
      ------------------------

Title: General Counsel
      ------------------------


By:  Boston Financial Data Services, Inc.


Name: /s/ Mary Ann McHugh
      -----------------------------

Title: Operations Group Manager
      -----------------------------


By:  FASCorp


Name: /s/ Miles Edwards
      ------------------------

Title: Assistant Vice President
      ------------------------